POLICY DISCLOSURE NOTICE -

TERRORISM RISK INSURANCE ACT 2002

On December 26, 2007, the President of the United States signed into law amendments to the Terrorism Risk Insurance Act of 2002 (the "Act"), which, among other things, extend the
Act and expand its scope. The Act establishes a program under which the Federal
Government may partially reimburse "Insured Losses" (as defined in the Act) caused by
"acts of terrorism". An "act of terrorism" is defined in Section 102(l) of the Act to mean any act that is certified by the Secretary of the Treasury - in concurrence with the
Secretary of State and the Attorney General of the United States - to be an act of
terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United
States in the case of certain air carriers or vessels or the premises of a United States
Mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

The Federal Government's share of compensation for Insured Losses is 85% of the amount of Insured Losses in excess of each Insurer's statutorily established deductible, subject to the "Program Trigger", (as defined in the Act). In no event, however, will the Federal
Government or any Insurer be required to pay any portion of the amount of aggregate
Insured Losses occurring in any one year that exceeds $100,000,000,000, provided that such
	Insurer has met its deductible.	If aggregate Insured Losses exceed $100,000,000,000 in any
one year, your coverage may therefore be reduced.

Please note that no separate additional premium charge has been made for the terrorism coverage required by the Act. The premium charge that is allocable to such coverage is inseparable from and imbedded in your overall premium, and does not include any charge for the portion of losses covered by the Federal Government under the Act. The charge is

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *	no more than one percent of your premium.

	Name of Insured	Policy Number 469PB0983	Effective Date 07/01/10
	ALL FIDELITY FUNDS	Processing Date 02/22/11 15:43 001

	D0146 Ed. 1-08		Page 1 of 1

  2008 The Travelers Companies, Inc.

IMPORTANT NOTICE - INDEPENDENT AGENT AND BROKER

COMPENSATION

NO COVERAGE IS PROVIDED BY THIS NOTICE. THIS NOTICE DOES NOT AMEND ANY PROVISION OF YOUR POLICY. YOU SHOULD REVIEW YOUR ENTIRE POLICY CAREFULLY FOR COMPLETE INFORMATION ON THE COVERAGES PROVIDED AND TO DETERMINE YOUR RIGHTS AND DUTIES UNDER YOUR POLICY. PLEASE CONTACT YOUR AGENT OR BROKER IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE OR ITS

CONTENTS. IF THERE IS ANY CONFLICT BETWEEN YOUR POLICY AND THIS NOTICE, THE PROVISIONS OF YOUR POLICY PREVAIL.

For information about how Travelers compensates independent agents and brokers, please visit www.travelers.com, call our toll-free telephone number, 1-866-904-8348, or you may request a written copy from Marketing at One Tower Square, 2GSA, Hartford, CT 06183.

*	This is not a certified copy of any policy form. * Actual policy provisions may differ. *

ND044 Rev. 1-08

HOW TO REPORT LOSSES, CLAIMS, OR POTENTIAL CLAIMS TO TRAVELERS

Reporting new losses, claims, or potential claims promptly can be critical. It helps to resolve covered losses or claims as quickly as possible and often reduces the overall cost. Prompt reporting:

  better protects the interests of all parties;
  helps Travelers to try to resolve losses or claims more quickly; and
  often reduces the overall cost of a loss or claim - losses or claims reported more than five days after they happen cost on average 35% more than those reported earlier.

Report losses, claims, or potential claims to Travelers easily and quickly by fax, U S mail, or email.

FAX
Use this number to report a loss, claim, or potential claim by fax toll free.
1-888-460-6622
US MAIL
Use this address to report a loss, claim, or potential claim by U S Mail.
Bond-FPS Claims Department Travelers Mail Code NB08F 385 Washington Street Saint Paul, Minnesota 55102
EMAIL
Use this address to report a loss, claim, or potential claim by email.
Pro.E&O.Claim.Reporting@SPT.com

This is a general description of how to report a loss, claim, or potential claim under this policy or bond. This description does not replace or add to the terms of this policy or bond. The policy or bond alone determines the scope of coverage. Please read it carefully for complete information on coverage. Contact your agent or broker if you have any

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *	questions about coverage.

ND059 Ed. 11-06

  2006 The St. Paul Travelers Companies, Inc. All Rights Reserved

	¨§	ST. PAUL FIRE AND MARINE INSURANCE COMPANY
	¦¥	ST. PAUL MERCURY INSURANCE COMPANY
	¨§	ST. PAUL GUARDIAN INSURANCE COMPANY
A Capital Stock Company

EXCESS FOLLOW FORM

TRAVELERS FORM

DECLARATIONS:		Excess Follow Form Number: 469PB0983

The Company designated above (herein called Underwriter) issues this Excess Follow Form to:

	Item 1.	Named Insured:
		ALL FIDELITY FUNDS
		c/o FMR LLC
		82 Devonshire Street, Mail Zone F3D
		Boston, MA 02109
									(herein called Insured).

	Item 2.	Excess Follow Form Period: The Excess Follow Form Period shall be effective at 12:01 A.M. on
		July 1, 2010			and expire at 12:01 A.M. on July 1, 2011				local time as to each of
		said dates, subject to Section 5. of the Terms, Conditions and Limitations of this Excess Follow Form.

	Item 3.	Single Loss Limit of Liability:				$10,000,000

	Item 4.	Aggregate Limit of Liability:				$10,000,000

	Item 5.	Schedule of Underlying Insurance:

		(A)	1	.	Underlying Insurer:	Westchester Fire Insurance Company

			2	.	Bond or Policy Number:	DOX G21661612 005
			3	.	Bond or Policy Period:	From: July 1, 2010		To:	July 1, 2011
			4	.	Limit of Liability:
					Single Loss Limit of Liability $10,000,000
					Aggregate Limit of Liability	$10,000,000
			5	.	Single Loss Deductible:	N/A

		(B)	1	.	Underlying Insurer:	Everest National Insurance Company

			2	.	Bond or Policy Number:	FL5FD00012-101
			3	.	Bond or Policy Period:	From: July 1, 2010		To:	July 1, 2011
			4	.	Limit of Liability:
					Single Loss Limit of Liability $10,000,000
					Aggregate Limit of Liability	$10,000,000

		(C)	1	.	Underlying Insurer:	ICI Mutual Insurance Company

			2	.	Bond or Policy Number:	87153310	B
			3	.	Bond or Policy Period:	From: July 1, 2010		To:	July 1, 2011

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *			4	.	Limit of Liability:
					Single Loss Limit of Liability $15,000,000
					Aggregate Limit of Liability	$15,000,000

XS100 Ed. 5-05

ª	2005 The Travelers Companies, Inc.	Page 1 of 5

	(D)	1	.	Underlying Insurer:	Endurance Specialty Insurance Ltd.

		2	.	Bond or Policy Number:	P006738005
		3	.	Bond or Policy Period:	From: July 1, 2010	To: July 1, 2011
		4	.	Limit of Liability:
Single Loss Limit of Liability $15,000,000
				Aggregate Limit of Liability	$15,000,000
Item 6.		Total amount of Underlying Single Loss Limit of Liability

		The total amount of Underlying Single Loss Limit of Liability is $65,000,000				plus any Single Loss

Deductible under the Bond or Policy identified in Item 5. (A) of the Declarations of this Excess Follow Form.

	Item 7.	Total amount of Underlying Aggregate Limit of Liability each Excess Follow Form Period

The total amount of Underlying Aggregate Limit of Liability each Excess Follow Form Period is
		$65,000,000	plus any Single Loss Deductible under the Bond or Policy identified in Item 5. (A) of the Declarations of this Excess Follow Form.

	Item 8.	Subject to the Declarations, Insuring Clause, Terms, Conditions and Limitations and Endorsements of
this Excess Follow Form and as excepted below, this Excess Follow Form follows the form of:

		Insurer's Name:	National Union Fire Insurance Company of
Pittsburgh, PA
		Bond or Policy Number:	01-986-29-38
		Effective Date:	July 1, 2010
Except as provided below:

	Item 9.	The Insured, by acceptance of this Excess Follow Form, gives notice to the Underwriter terminating or canceling prior Bond or Policy Numbers 469PB0915

such termination or cancellation to be effective as of the time this Excess Follow Form becomes effective.

	Item 10.	The liability of the Underwriter is subject to the terms of the following endorsements attached hereto:

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *		D0146 Ed. 1-08, CM083 Ed. 1-08, MEL0846 Ed. 03-03,
Secretary

	Executed this 22nd		day of February , 2011.Countersigned

XS100 Ed. 5-05

Page 2 of 5	ª 2005 The Travelers Companies, Inc.

EXCESS FOLLOW FORM
Travelers Form

		INSURING CLAUSE			to such alteration(s) and the Insured(s) pay(s) any
additional premium required by the Underwriter.
In consideration of the payment of the premium, and in
	reliance upon completeness and accuracy of		the	D.	Except as provided in Sections 2.D. and 2.E.
	statements and disclosures made to the Underwriter				below, in no event shall the Underwriter be liable
	and any issuer of Underlying Insurance by application,				to pay loss under this Excess Follow Form until the
	including all attachments, subject to the Declarations,				total amount of the Underlying Single Loss Limit of
	Insuring Clause, Terms, Conditions and Limitations and				Liability as stated in Item 6. of the Declarations has
	Endorsements of this Excess Follow Form, this Excess				been exhausted solely by reason of the payment of
	Follow Form is subject to the same Insuring Clause(s),				loss by the Underlying Insurer(s) as covered loss
	Terms, Conditions and Limitations and Endorsements				under the applicable Underlying Insurance.
as provided by the Bond or Policy identified in Item 8.
	of the Declarations of this Excess Follow Form. In no			E.	Any claim, loss or coverage that is subject to a
	event shall this Excess Follow Form provide broader				Sublimit in any Underlying Insurance shall not be
	coverage than would be provided by the most restrictive				considered covered loss	under this Excess Follow
	Underlying Insurance.				Form, but shall, for purposes of this Excess Follow
Form, reduce or exhaust the Underlying Limit of
	This Excess Follow Form is not subject to the same				Liability to the extent	such payment reduces or
	premium or the Limit of Liability of the Bond or Policy				exhausts the aggregate	limit(s) of liability of such
	identified in Item 8. of the Declarations.				Underlying Insurance.

		TERMS, CONDITIONS AND LIMITATIONS		Section 2. Limit of Liability

	Section 1. Underlying Coverage			A.	Payment by the Underwriter of l osscovered under
this Excess Follow Form shall reduce the Aggregate
	A.	The Insured(s) shall notify the Underwriter	in		Limit of Liability of this Excess Follow Form set
		writing, as soon as practicable, of a failure	to		forth in Item 4. of the Declarations. In the event of
		maintain in full force and effect, without alteration,			exhaustion of the Aggregate Limit of Liability of
		the coverage and provisions of the Bond(s) or			this Excess Follow Form set forth in Item 4. of the
		Policy(ies) identified in Item 5. of the Declarations.			Declarations, the Underwriter shall be relieved of
all further liability under this Excess Follow Form.
	B.	In the event there is no recovery available to the
		Insured as a result of the insolvency of any		B.	The Underwriter's maximum liability for a Single
		Underlying Insurer or the Insured's failure	to		Loss covered under this Excess Follow Form shall
		comply with the maintenance of any Underlying			not exceed the amount of the Single Loss Limit of
		Insurance, the coverage hereunder shall apply as			Liability stated in Item 3. of the Declarations.
		excess of the amount of all Underlying Insurance			Also, the Underwriter's maximum liability for all
		plus the amount of any applicable deductible to the			loss(es) in the aggregate covered under this Excess
		same extent as if the Underlying Insurance were			Follow Form shall not exceed the amount of the
		maintained in full force and effect.			Aggregate Limit of Liability stated in Item 4. of the
Declarations, which shall be the maximum liability
	C.	If the coverage and provisions of the Bond or Policy			of the Underwriter in	the Excess Follow Form
		identified in Item 8. of the Declarations are altered,			Period stated in Item 2. of the Declarations.
the Insured shall, as soon as practicable, give the
		Underwriter written notice of such alteration(s); and		C.	Except as provided in Sections 2.D. and 2.E.
		upon receipt of written consent to such alteration(s)			below, the Underwriter shall only be liable to make
		from the Underwriter, the Insured shall pay any			payment for a Single Loss covered under this
		additional premium required by the Underwriter.			Excess Follow Form after the total amount of the
* This is not a certified copy of any policy form. * Actual policy provisions may differ. *		This Excess Follow Form shall not follow the form			Underlying Single Loss Limit of Liability as stated
		of any alteration(s) to the Bond or Policy identified			in Item 6. of the Declarations has been paid solely
		in Item 8. of the Declarations unless such written			by reason of the payment of loss by the Underlying
		notice thereof is given by the Insured(s) to the			Insurer(s) as covered loss under the applicable
		Underwriter, the Underwriter gives written consent			Underlying Insurance.

XS100 Ed. 5-05

ª	2005 The Travelers Companies, Inc.	Page 3 of 5

D. In the event the total amount of the Underlying Aggregate Limit of Liability as stated in Item 7. of the Declarations is reduced solely by reason of the payment of covered loss by any Underlying Insurer to an amount less than the total amount of the Underlying Single Loss Limit of Liability as stated in Item 6. of the Declarations, this Excess Follow Form shall pay covered loss excess of the reduced total amount of Underlying Aggregate Limit of Liability, but not to exceed the amount of the Single Loss Limit of Liability stated in Item 3. of the Declarations, and subject always to the remaining Aggregate Limit of Liability of this Excess Follow Form.

	E.	In the event of exhaustion of the total amount of
Underlying Aggregate Limit of Liability as set forth
in Item 7. of the Declarations, solely by reason of
the payment of covered loss by the Underlying
Insurer(s), this Excess Follow Form shall continue
in force as primary insurance, provided always that
this policy shall only pay covered loss excess over
any retention or deductible amount otherwise
applicable under the Underlying Insurance
scheduled in Item 5. (A) of the Declarations, such
amount not to exceed the Single Loss Limit of
Liability stated in Item 3. of the Declarations and
subject always to the remaining Aggregate Limit of
Liability of this Excess Follow Form.

Section 3. Joint Insureds

If two or more Insureds are covered under this Excess
Follow Form, the first named Insured shall act for all
Insureds. Payment by the Underwriter to the first
named Insured or to any named Insured of loss covered
under this Excess Follow Form shall fully release the
Underwriter on account of such loss. The liability of
the Underwriter for loss(es) sustained by all Insureds
shall not exceed the amount for which the Underwriter
would have been liable had all such loss(es) been
sustained by one Insured.

Section 4. Notice / Proof of Loss - Legal Proceedings
Against Underwriter

	A.	The Insured(s) shall, within the time and manner
prescribed in the Bond or Policy identified in Item
8. of the Declarations, give the Underwriter notice
of any loss of the kind covered by this Excess
Follow Form, whether or not the Underwriter is
liable therefor in whole or in part, and upon

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *		request of the Underwriter, the Insured(s) shall file
with the Underwriter a written statement of such
loss and a copy of all correspondence between the
Insured(s) and any Insurer identified in Item 5. of
		the Declarations.	Notice given to any Insurer
identified in Item 5. of the Declarations of this

XS100 Ed. 5-05

Excess Follow Form shall not constitute notice as required under Section 4. of the Terms, Conditions and Limitations of this Excess Follow Form.

B. The Insured(s) shall, within the time and manner prescribed in the Bond or Policy identified in Item 8. of the Declarations, file with the Underwriter a proof of loss for any loss of the kind covered by this Excess Follow Form, whether or not the Underwriter is liable therefore in whole or in part, and upon request of the Underwriter the Insured(s) shall furnish a copy of all documents provided to or made available to any Insurer identified in Item 5. of the Declarations in support of any proof of loss filed with such Insurer. Filing of a proof of loss with any Insurer identified in Item 5. of the Declarations shall not constitute filing a proof of loss with the Underwriter as required in Section 4. of the Terms, Conditions and Limitations of this Excess Follow Form.

C. Legal proceedings against the Underwriter shall be commenced within the time prescribed in the Bond or Policy identified in Item 8. of the Declarations and only after complying with all the Terms, Conditions and Limitations of this Excess Follow Form.

D. Notice and proof of loss under this Excess Follow Form shall be given to the Professional E&O Claim Unit, Mail Code 508F, 385 Washington Street, St.

Paul, MN 55102.

Section 5. Excess Follow Form Period

A. The term Excess Follow Form Period as used in this Excess Follow Form shall mean the lesser of the period stated in Item 2. of the Declarations or the time between the effective date and the termination date of this Excess Follow Form.

B. The Aggregate Limit of Liability set forth in Item. 4. of the Declarations shall not be cumulated regardless of the number of Excess Follow Form Periods this Excess Follow Form has been in force; the number of renewals of this Excess Follow Form by the Underwriter; any extensions of the Excess Follow Form Period of this Excess Follow Form by the Underwriter; the number of and amount of premiums paid by the Insured, or the number of Excess Follow Form Periods of this Excess Follow Form in which the acts giving rise to a loss(es) were committed or occurred.

  2005 The Travelers Companies, Inc.

Section 6. Single Loss Defined	Underwriter of its desire to cancel this Excess Follow
Form in accordance with the conditions and limitations
As used herein, Single Loss shall be defined as that	of any Bond or Policy identified in Item 5. of the
term, or any similar term, as defined in the Bond or	Declarations, (b) immediately upon the receipt by the
Policy identified in Item 8. of the Declarations.	Underwriter of a written notice from the Insured of its
desire to cancel this Excess Follow Form, or (c)
Section 7. Cancellation of this Excess Follow Form	immediately upon	cancellation, termination	or
by the Underwriter or the Insured	nonrenewal of the Underlying Bond or Policy identified
in Item 8. of the Declarations, whether by the Insured
This Excess Follow Form terminates as an entirety	or the applicable Underwriter.
upon occurrence of any of the following: (a) after the
receipt by the Insured of a written notice from the

In witness whereof, the Underwriter has caused this Excess Follow Form to be executed on the Declarations page.

*	This is not a certified copy of any policy form. * Actual policy provisions may differ. *

XS100 Ed. 5-05

ª	2005 The Travelers Companies, Inc.	Page 5 of 5

CAP ON LOSSES FROM CERTIFIED ACTS OF TERRORISM

It is agreed that:	2. The following is added to the
Definitions section of the General
1	.	The following section is added to the	Terms, Conditions and Limitations:
General Terms, Conditions and
Limitations:	Certified Act of Terrorism means an act
that is certified by the Secretary of
Cap on Losses From Certified Acts of	the Treasury, in concurrence with the
Terrorism	Secretary of State and the Attorney
General of the United States, to be an
act of terrorism pursuant to the federal
If aggregate insured losses attributable	Terrorism Risk Insurance Act. The
to Certified Acts of Terrorism exceed	criteria contained in the Terrorism Risk
$100 billion in a program year (January	Insurance Act for a Certified Act of
1 through December 31) and the Insurer	Terrorism include the following:
has met the deductible under the
Terrorism Risk Insurance Act:	(a) the act resulted in insured losses in
excess of $5 million in the
(a) the Insurer will not be responsible	aggregate, attributable to all types
for the payment of any portion of	of insurance subject to the
the amount of such losses that	Terrorism Risk Insurance Act; and
exceeds $100 billion; and	(b) the act is a violent act or an act
that is dangerous to human life,
(b) insured losses up to $100 billion	property or infrastructure and is
will be subject to pro rata	committed by an individual or
allocation in accordance with	individuals as part of an effort to
procedures established by the	coerce the civilian population of the
Secretary of the Treasury.	United States or to influence the
policy or affect the conduct of the
The terms and limitations of any	United States Government by
terrorism exclusion, or the	coercion.
inapplicability or omission of a
terrorism exclusion, do not serve to	All other terms remain the same.
create coverage for any loss which
would otherwise be excluded under any

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *	Insuring Agreement or this Policy.

Name of Insured	Policy Number 469PB0983	Effective Date 07/01/10
ALL FIDELITY FUNDS	Processing Date 02/22/11 15:43 001

CM083 Ed. 1-08	Endorsement

ª	2008 The Travelers Indemnity Company. All rights reserved.	Page 1 of 1

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF POLICY NO.	RIDER EXECUTED	12:01 A.M. LOCAL TIME AS
SPECIFIED IN THE POLICY

ALL FIDELITY FUNDS

COMBINED AGGREGATE LIMIT OF LIABILITY FOR ALL LOSS - SCHEDULED

POLICIES

(For Use with XP001 and XP002)
MEL0846 Ed. 03-03

In consideration of the premium charged, it is understood and agreed that, notwithstanding anything to the contrary in this Policy or any of the Scheduled Policies set forth below, the Insurer's maximum aggregate liability for the combined total of all loss on account of all claims covered under such Scheduled Policies that are first made against the Insureds during the Policy Period, including any discovery period or extended reporting period, if exercised, whether covered under one or more Scheduled Policies, shall be the Combined Aggregate Limit of Liability set forth below.

The Combined Aggregate Limit of Liability shall be reduced and may be exhausted by payment of loss under any of the Scheduled Policies. Defense costs, or defense expenses, as such term or similar term may be defined in the Primary Policy, shall be part of, and not in addition to, the Combined Aggregate Limit of Liability set forth below, and such defense costs, or defense expenses, shall reduce and may exhaust such Combined Aggregate Total Limit of Liability.

If loss arising from a single claim is covered under more than one Scheduled Policy, the applicable Limit of Liability under such Scheduled Policies shall apply separately to each part of such loss, subject to the Combined Aggregate Limit of Liability.

The Insurer's obligations for all claims first made against the Insureds during the same Policy Period under each Scheduled Policy shall cease once the applicable Limit of Liability under such Scheduled Policy or the Combined Aggregate Limit of Liability set forth below has been exhausted by payment of loss.

The Limit of Liability for any discovery period or extended reporting period, if exercised, shall be part of, and not in addition to, the applicable Scheduled Policy's Limit of Liability and the Combined Aggregate Limit of Liability for the Policy Period. The purchase of any discovery period or extended reporting period shall not increase or reinstate the applicable Scheduled Policy's Limit of Liability or the Combined Aggregate Limit of Liability for the Policy Period.

Combined Aggregate Limit of Liability $10,000,000 Scheduled Policies: (list all policies - need coinciding Policy Periods)

All Fidelity Funds D&O/E&O policy

ACCEPTED BY:

* This is not a certified copy of any policy form. * Actual policy provisions may differ. *	DATE: TITLE:

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By

Authorized Representative

INSURED

  2003 The Travelers Companies, Inc.